      As filed with the Securities and Exchange Commission on May 18, 1999

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-A


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                              --------------------

                     FIRST COMMUNITY FINANCIAL CORPORATION
             (Exact name of Registrant as specified in its charter)


            North Carolina                               56-2119954
(State of incorporation or organization)    (I.R.S. Employer Identification No.)


                            708 South Church Street
                              Post Office Box 1837
                     Burlington, North Carolina 27216-1837
                    (Address of principal executive offices)

                              --------------------

       Securities to be registered pursuant to Section 12(b) of the Act:

     Title of each class                      Name of each exchange on which
     to be so registered                      each class is to be registered

     None                                     None

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

     Securities Act registration statement file number to which this form relates: 333-70981

       Securities to be registered pursuant to Section 12(g) of the Act:

                           Common Stock, no par value
                                (Title of class)

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

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

     Registrant hereby incorporates by reference the sections entitled "DESCRIPTION OF CAPITAL STOCK -- First Community" and "ANTI-TAKEOVER PROVISIONS AFFECTING FIRST COMMUNITY AND COMMUNITY SAVINGS -- The Holding Company" in the Prospectus filed with the Commission on May 14, 1999 pursuant to Rule 424(b)(3) under the Securities Act of 1933 (Registration Number 333-70981). Any statement contained in the above-referenced sections of the aforedescribed Prospectus which is incorporated herein by reference shall be deemed to be modified or superceded for purposes of this Registration Statement on Form 8-A to the extent that such statement is modified or superceded by any document subsequently filed with the Commission.

ITEM 2.  EXHIBITS


Exhibit Number      Description
--------------      -----------
     I.1.           Registrant hereby incorporates by reference the stock
                    certificate of First Community Financial Corporation which is included in Exhibit 4.1 in Pre-Effective Amendment No. 2 to the Registrant's Registration Statement on Form SB-2
                    (Registration Number 333-8625) which was filed with the
                    Commission pursuant to the Securities Act of 1933 on April
                    19, 1999. Any item included as Exhibit 4.1 to the
                    aforedescribed Pre-Effective Amendment No. 2 to Registration
                    Statement on Form SB-2 and which is incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement on Form 8-A to the extent that such item is modified or superceded by any
                    document subsequently filed with the Commission.

     I.2. Registrant hereby incorporates by reference the Articles of Incorporation and Bylaws of First Community Financial
                    Corporation which are included as Exhibits 3.1 and 3.2 in the Registrant's Registration Statement on Form SB-2
                    (Registration Number 33-70981) which was filed with the Commission pursuant to the Securities Act of 1933 on January
                    22, 1999. Any item included as Exhibit 3.1 or 3.2 to the aforedescribed Registration Statement on Form SB-2 and which is incorporated herein by reference shall be deemed to be modified or superceded for purposes of this Registration
                    Statement on Form 8-A to the extent that such item is modified or superceded by any document subsequently filed with the Commission.

     II.1.          Not applicable.

     II.2.          Not applicable.

     II.3.          Not applicable.

     II.4.          Not applicable.

     II.5.          Not applicable.

     II.6.          Not applicable.


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                    FIRST COMMUNITY FINANCIAL CORPORATION



Date:   May 14, 1999                     By: /s/ William R. Gilliam
                                             ----------------------------------
                                             W. R. Gilliam, President and
                                             Chief Executive Officer